EXHIBIT 23.4


              CONSENT OF BLICK ROTHENBERG, INDEPENDENT ACCOUNTANTS


                                                               February 28, 2003


Dear Sirs

ECI TELECOM (UK) LIMITED

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd Employee Share Incentive Plan 2002 of our report dated 5 February 2002, with respect to the financial statements and schedule of ECI Telecom (UK) Ltd included in ECI Telecom Ltd's annual report on Form 20-F for the year ended 31 December 2001, filed with the Securities and Exchange Commission on 28 June 2002.

Yours faithfully
/s/ Blick Rothenberg